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                                    GUARANTEE

      THIS AGREEMENT OF GUARANTEE is made as of the lst day of June, 2002,


BY:                                BIG FISH LTD.

                                   (the "Guarantor")

IN FAVOUR OF:                      TRILON BANCORP INC.

                                   ("the Lender")
RECITALS:

A. The Lender and M.E.V. (the "Borrower") have entered into an agreement dated as of July 31, 2001 as amended by an amending agreement dated as of December 31, 2001, an amending agreement dated as of January 7, 2002, an amending agreement dated as of April 8, 2002 and an amending agreement dated as of June 1, 2002 (together the "Loan Agreement") pursuant to which the Lender has agreed to establish a credit facility for the Borrower;

B. It is a condition of the Loan Agreement, that the Guarantor enters into this Agreement to guarantee the obligations of the Borrower under the Loan Documents (referred to herein as the "Obligations"),

            NOW THEREFORE in consideration of the sum of $1.00 and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Guarantor agrees with the Lender as follows:

                                   ARTICLE 1.
                                 INTERPRETATION

1.1.        DEFINITIONS

            In this Agreement, terms that are defined in the Loan Agreement, unless otherwise defined herein, have the same meaning herein as are ascribed to such terms in the Loan Agreement.

1.2.        INVALIDITY OF PROVISIONS

            Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of
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competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect. The parties shall engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

1.3.        ENTIRE AGREEMENT

            This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement, or any amendment or supplement thereto, by any party to this Agreement or its directors, officers, employees or agents, to any other party to this Agreement or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement, and none of the parties to this Agreement has been induced to enter into this Agreement or any amendment or supplement by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.

1.4.        WAIVER, AMENDMENT

            Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

1.5.        GOVERNING LAW, ATTORNMENT

            This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the Guarantor hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of Ontario.

1.6.        GENDER AND NUMBER

            Words importing the singular include the plural and vice versa and words importing gender include all genders.
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                                   ARTICLE 2.
                                    GUARANTEE

2.1.        GUARANTEE

            The Guarantor unconditionally guarantees the due payment and performance of all Obligations.

2.2.        CONTINUING GUARANTEE

            The guarantee herein shall be a continuing guarantee of the payment and performance of all the Obligations and shall apply to and secure any ultimate balance thereof due or remaining unpaid to the Lender. The guarantee herein shall not be considered as wholly or partially satisfied by the intermediate payment or satisfaction at any time of all or any part of the Obligations.

2.3.        LIMITATION AS TO RECOURSE

            The recourse of the Lender against the Guarantor in respect of the Obligations, shall be limited to realizing on security interests granted pursuant to Article 9 hereof. The Guarantor shall not be liable to the Lender for any deficiency resulting from any such realization or otherwise. In the event of any conflict or inconsistency between the provisions of such security and the provisions of this Guarantee, the provisions of this Guarantee shall govern,

                                   ARTICLE 3.
                                   ENFORCEMENT

3.1.        DEMAND

            Upon default in the payment or performance of the Obligations or any part thereof, the Guarantor shall, on demand by the Lender, forthwith pay to the Lender, or perform or cause the performance of, all Obligations for which such demand was made, whether or not any demand for the payment or performance of such Obligations has been made upon the Borrower or any other Person or any other action has been taken to enforce the payment or performance of such Obligations. In the event that the Lender makes demand upon the Guarantor as provided in this section 3.1, the Guarantor shall be liable to the Lender as principal debtor and not as surety only, and will not plead or assert to the contrary in any proceedings taken by the Lender in enforcing this Agreement.

3.2.        REMEDIES UPON DEMAND

            If the Lender makes demand upon the Guarantor as provided herein, the Lender may: (i) realize upon all or part of the assets subject to the Security; and (ii) take such actions and commence such proceedings as may be permitted at law or in equity (whether or not provided for herein or in the Loan Documents) at such times and in such manner as the Lender in its sole discretion may consider expedient; all without, except as may be required by applicable law, any
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additional notice, presentment, demand, protest, notice of protest, dishonour or any other action. The rights and remedies of the Lender hereunder are cumulative and are in addition to and not in substitution for any other rights or remedies provided by applicable law or by any of the Loan Documents.

3.3.        DISTRIBUTIONS

            All distributions under or in respect of any of the Security Documents shall be held by the Lender on account of the Obligations without prejudice to any claim by the Lender for any deficiency after such distributions are received by the Lender and the Guarantor shall remain liable for any such deficiency. All such distributions may be applied to such part of the Obligations as the Lender may see fit in its sole discretion, and the Lender may at any time change any appropriation of any such distributions or other moneys received by it and to reapply the same on any other part of the Obligations as the Lender may see fit, notwithstanding any previous application.

3.4.        RENUNCIATION

            The Guarantor hereby renounces all benefits of discussion and division, and the Lender shall not be bound to take any recourse available to it against the Borrower or any other Person or any security the Lender may hold, nor to value any security before requiring or being entitled to payment from or performance by the Guarantor.

3.5.        PROTECTION OF THE LENDER

            The Lender shall not be concerned to see or enquire into the powers of the Borrower or its directors, officers, employees or agents acting or purporting to act on its behalf. Monies, advances, renewals and credits in fact borrowed or obtained from, or obligations otherwise created in favour of, the Lender in the professed exercise of such powers shall be deemed to form part of the Obligations even though the borrowing or obtaining of such monies, advances, renewals or credits or the creation of such obligations was irregularly, fraudulently, defectively or informally effected or in excess of the powers of the Borrower or its directors, officers, employees or agents and notwithstanding that the Lender has specific notice of the powers of the Borrower or its directors, officers, employees or agents.

3.6.        LENDER'S STATEMENT

            The statement in writing of the Lender as to the amount of the Obligations shall be binding upon the Guarantor and conclusive against the Guarantor, in the absence of bad faith or manifest error.
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                                   ARTICLE 4.
                            APPROPRIATION AND SET-OFF

4.1.        APPROPRIATION

            The Lender shall be at liberty, without in any way prejudicing or affecting its rights hereunder, to appropriate any payment made to, or monies received by, the Lender to any portion of the Obligations whether then due or to become due, and from time to time to revoke or alter any such appropriation, all as the Lender may from. time to time in its sole discretion determine.

4.2.        SET-OFF

            The Lender may, without demand or notice of any kind, set off, appropriate and apply any and all deposits, general or special, matured or unmatured, held by or for the benefit of the Guarantor with the Lender, any other indebtedness and liability of the Lender to the Guarantor, matured or unmatured, against and on account of the Guarantor's liability hereunder or the Obligations irrespective of whether or not the Lender has made any demand for payment hereunder, in such order of application as the Lender may from time to time elect.

                                   ARTICLE 5.
                              POSTPONEMENT OF DEBTS

5.1.        POSTPONEMENT OF DEBTS

            All debts and liabilities, present and future, of the Borrower to the Guarantor are hereby assigned to the Lender and postponed to the payment and performance in full of the Obligations, and all monies received by the Guarantor in respect thereof shall be received in trust for the Lender or, in the Province of Quebec, as agent for the Lender and forthwith upon receipt shall be paid over to the Lender, the whole without in any way lessening or limiting the liability of the Guarantor under this Agreement. This assignment and postponement is independent of the guarantee herein and shall remain in full force and effect until the Lender has received payment and performance in full of all Obligations, notwithstanding that the liability of the Guarantor under the guarantee herein may have been discharged or terminated.

                                   ARTICLE 6.
                         REPRESENTATIONS AND WARRANTIES

6.1.        REPRESENTATIONS AND WARRANTIES

            The Guarantor represents and warrants to the Lender that the Guarantor is not involved in any investigation or litigation, regulatory, arbitration or other proceedings which, if adversely determined, could have a material adverse effect on the Guarantor's business, property, financial condition or prospects or the ability of the Guarantor to perform its obligations under this Guarantee.
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6.2.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES

            The Guarantor covenants that the representations and warranties made in this Article 6 shall be true and correct on each day that this Guarantee remains in force and effect, with the same effect as if such representations and warranties had been made and given on and as of such day, notwithstanding any investigation made at any time by or on behalf of the Lender.

                                   ARTICLE 7.
                      OBLIGATIONS OF GUARANTOR NOT RELEASED

7.1.        NO RELEASE

            The obligation and liability of the Guarantor hereunder shall be absolute and unconditional and shall not be released, discharged or in any way affected by:

      7.1.1. any release, renewal, extension, indulgence, discharge, loss or alteration in or dealing with any security whatsoever, whether granted under the Loan Agreement or otherwise, or anything done, suffered or permitted by the Lender in relation to such security or any other security which the Lender may now or hereafter hold in connection with the Obligations;

      7.1.2. time being given to the Borrower or to any other Person by the Lender or by any increase, decrease or other alteration of the Obligations or any part thereof including, without limitation, any supplement or amendment of the Loan Agreement or other agreement;

      7.1.3. the merging of the Loan Agreement or any of the Obligations in, or any alteration thereof by virtue of, any supplement or amendment to the Loan Agreement or other agreement;

      7.1.4. any compromise, arrangement or plan of reorganization affecting the Borrower or any other Person;

      7.1.5. any change in the Borrower's business or any part thereof or in the capital structure or constating documents of the Borrower;

      7.1.6. the Borrower being amalgamated with any other corporation or being wound up or dissolved;

      7.1.7. the release of any other guarantor or of any Person liable directly or as surety or otherwise;

      7.1.8. any omission or refraining from proving the claim or any part of the claim of the Lender in any bankruptcy, winding up, compromise or other proceedings relating to the Borrower;
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      7.1.9. any other act or proceeding relating to the Obligations, the Loan
      Agreement, or any other agreement relating thereto, this Agreement or any other guarantee or security collateral to any thereof or hereof or the security created by any thereof, whereby the Guarantor might otherwise be released or exonerated;

      7.1.10. any lack of validity or enforceability for any reason of, or any defect in or omission from, the Loan Agreement or any other agreement relating thereto or any other guarantee or security collateral to any thereof or the security created by any thereof;

      7.1.11. any amendment in the manner, time or place of payment or calculation of any of the Obligations, or any other amendment or waiver of or consent to departure from the terms of any of the Obligations, the Loan Agreement or any other agreement relating thereto;

      7.1.12. any right or power of the Borrower or any other Person to assert any claim or defence as to the invalidity or unenforceability of the Obligations or any part thereof;

      7.1.13. the fact that the Borrower ceases for any reason whatsoever, as a matter of law, to be liable to the Lender in respect of the Obligations (otherwise than by reason of the payment in full of all the Obligations to the Lender) or the fact that a court determines that the liability of the Borrower to the Lender in respect of the Obligations has been satisfied or is deemed to have been satisfied (except in circumstances where payment in full of all the Obligations has been received by the Lender); or

      7.1.14. any other circumstance which might otherwise constitute a defence available to, or discharge of, the Guarantor under this Agreement or to or of the Borrower in respect of the Obligations or the Loan Agreement or any other agreement relating thereto or any security therefor.

7.2.        NO SATISFACTION OR REDUCTION OF LIABILITY OF GUARANTOR

            The guarantee herein shall not be considered as wholly or partially satisfied by the payment at any time of any sum of money for the time being due or remaining unpaid to the Lender, and the Guarantor shall have no right to claim, in reduction of the liability of the Guarantor hereunder, the benefits of any dividends, compositions, proceeds of security or payments received by the Lender from the Borrower or from other Persons.

7.3.        NO SUBROGATION

            The Guarantor shall have no right to be subrogated to any rights of the Lender or claim or prove in any bankruptcy or insolvency of the Borrower in competition with the Lender, until the Lender shall have received payment and performance in full of the Obligations.

7.4.        RIGHTS OF LENDER

            Without limiting the generality of section 7.1, the Lender shall be at liberty, without in any way prejudicing or affecting its rights hereunder, from time to time to receive such further or other security for the Obligations or any part thereof as the Lender may consider
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advisable, to release, discharge, abandon or otherwise deal with or fail to deal with, the Borrower or other Persons or any such security or any part thereof or with any security or any part thereof now held or deal with and allow the Borrower or other Persons to deal with the goods or property covered thereby, all as the Lender may consider advisable. The Lender may, without exonerating the Guarantor, give up, modify or abstain from perfecting or taking advantage of any security, accept or make any compositions or arrangements, and realize any security when, and in such manner, and with or without notice, as the Lender may consider advisable. The Lender may from time to time grant to the Borrower or to any Persons liable to the Lender for the Obligations or any part thereof, or in respect of any bill of exchange, promissory note, guarantee, undertaking or any instrument, paper or document now or hereafter representing the Obligations or any part thereof, time for payment or any other indulgence and may compromise with all or any of such Persons as the Lender may consider advisable. Neither the Lender nor any of its directors, officers, employees or agents shall be responsible for any act taken or omitted to be taken by the Lender hereunder or in connection herewith.

                                   ARTICLE 8.
                         GENERAL AGREEMENTS OF GUARANTOR

8.1.        GENERAL AGREEMENTS

            The Guarantor agrees that:

      8.1.1. she shall not provide any guarantees, make any loans or become contingently liable for the obligations of any other Person;

      8.1.2. she shall not create, grant, assume or suffer to exist any Lien upon any of her properties or assets ranking or purporting to rank prior to or on a parity with the Security.

                                   ARTICLE 9.
                                    SECURITY

9.1.        SECURITY

            As security for the due and punctual payment of all obligations of the Guarantor hereunder, the Guarantor shall execute and deliver to the Lender security documents in a form acceptable to the Lender with respect to the security interests described in Schedule A.

9.2.        FURTHER ASSURANCES - SECURITY

            The Guarantor shall take such action and execute and deliver to the Lender such agreements, conveyances, deeds and other documents and instruments as the Lender shall request, and register, file or record the same (or a notice or financing statement in respect thereof) in all offices where such registration, filing or recording is, in the opinion of the Lender or Lender's counsel, necessary or advisable to constitute, perfect and maintain the Liens created by the security documents executed pursuant to section 9.1 in all jurisdictions reasonably required
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by the Lender, in each case within a reasonable time after the request therefor by the Lender, and in each case in form and substance satisfactory to the Lender and Lender's counsel.

                                   ARTICLE 10.
                                     GENERAL

10.1.    NO WAIVER

         No delay on the part of the Lender in the exercise of any right, power or remedy hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right, power or remedy shall preclude other or further exercise thereof or the exercise of any other right, power or remedy. No action of the Lender permitted hereunder shall in any way impair or affect its rights, powers or remedies under this Agreement.

10.2.    WAIVER AND ACKNOWLEDGEMENT BY GUARANTOR

         The Guarantor hereby expressly waives notice of the existence or creation of all or any of the Obligations and presentment, demand, notice of dishonour, protest and all other notices whatsoever in respect of the Obligations, The Guarantor hereby acknowledges communication to her of the terms of the Loan Agreement and all instruments referred to in the Loan Agreement and of all the provisions therein contained and consents to and approves the same.

10.3.    ASSIGNMENT BY LENDER

         The Lender may sell, assign or transfer all or any of the Obligations to the extent provided in the Loan Agreement, and in such event each and every immediate and successive assignee, transferee or holder of all or any of the Obligations, shall have, in respect of the rights or obligations sold, assigned or transferred to it, the full benefit hereof to the same extent as if it were an original party to the Obligations or the part thereof so sold, assigned or transferred, without regard to any set-off, counter-claim or equities between the Borrower and the Lender or the Guarantor and the Lender.

10.4.    COMMUNICATION

         Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. This section shall also govern notice of change of address. Notices and other communications shall be addressed as follows:


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         (a)      if to the Lender:

                  Trilon Bancorp Inc.
                  Suite 4420, BCE Place
                  181 Bay Street
                  Toronto, Ontario
                  M5J 2T3

                  Attention: Brian Kingston
                  Telecopier number: (416) 365-9642

         (b)      if to the Guarantor:

                  Big Fish Ltd.
                  c/o Voyager Financial Services
                  129 Front Street, Penthouse
                  Hamilton, Bermuda

                  Attention; Paul Lemmon
                  Facsimile No.: (441) 296-4548

         with a copy to:

                  Thomson Kernaghan & Co. Limited
                  120 Adelaide Street West, Suite 1600
                  Toronto, Ontario M5H 1T1
                  Canada
                  Facsimile No.: (416) 860-6352

10.5.     SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon the Guarantor and her heirs, executors, administrators and personal representatives and enure to the benefit of the Lender and its successors and assigns.


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10.6.     COPY RECEIVED

         The Guarantor hereby acknowledges receipt of a copy of this Agreement.

         IN WITNESS WHEREOF the Guarantor has executed this Agreement the date first above written.

                                          BIG FISH LTD.

                                          by:
                                              ----------------------------------
                                              Name:
                                              Title:


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                                   SCHEDULE A
                        SECURITY INTERESTS TO BE GRANTED

l. Perfected security interest in the 1,890,493 shares of Chell Group Corp. held in accounts 17U2105 and 320274F in the name of the Corporation established with Thomson Kernaghan & Co. Limited

2. Perfected security interest in all indebtedness and liability of BOTB to the Corporation pursuant to the secured, US$1,000,000 Promissory Note dated as of June l, 2002 issued by BOTB Corporation to the Corporation and all agreements, guarantees, securities, bills, notes, judgments, security agreements, chattel mortgages, mortgages, hypothecs, conditional sales contracts and other rights and benefits which are now or may hereafter be vested in the Corporation in respect of or as security for such indebtedness.